Exhibit 99.1

            iBasis Expands Profitability on Record Revenue,
   Gross Profit, and Traffic Volume in First Quarter 2006; Company Expands Gross Margin, Achieves Fifth Consecutive Quarter of Positive
                              Cash Flow

    BURLINGTON, Mass.--(BUSINESS WIRE)--April 26, 2006--iBasis, Inc. (OTCBB: IBAS), the global VoIP company(TM), today announced results for the first quarter ended March 31, 2006.
    Revenue for the first quarter of 2006 was $110.8 million, compared to $88.7 million for the first quarter of 2005. Net income for the first quarter of 2006 was $1.6 million, or $0.02 per share, compared to net income for the first quarter of 2005 of $0.2 million, or $0.00 per share.
    iBasis achieved $3.2 million in adjusted EBITDA for the first quarter of 2006, compared to Adjusted EBITDA of $2.9 million in the first quarter of 2005. Adjusted EBITDA is a non-GAAP measurement presented to provide further information about the Company's operating trends, as explained below.
    The Company purchased 1.1 million shares of its common stock for $2.3 million in the first quarter of 2006, under its $15 million stock buy-back program.

    Highlights of the first quarter include:

    --  Solid growth in net income to $1.6 million;

    -- Sequential expansion of gross margin in both Trading and Retail businesses;

    -- Continued growth in gross profit to $14.3 million, a 12% sequential increase;

    --  Fifth consecutive quarter of positive cash flow.

    "We have good news across the board," said Ofer Gneezy, president and CEO of iBasis. "We achieved record revenue and gross profit and a full percentage point expansion in gross margin over the fourth quarter of 2005 in both our Trading and our Retail businesses, resulting in a healthy increase in net income and cash flow.
    "In our Trading business, we grew our traffic to higher-margin destinations and continued to benefit from our higher margin business with consumer VoIP providers, which accounted for 10% of our Trading revenue in the quarter. We ended the first quarter with more than 35 consumer VoIP provider customers.
    "In our Retail business, we improved the management of pricing, distribution, and promotions, resulting in simultaneous increases in revenue and gross profit, as well as an expansion in gross margin.
    "On May 2, iBasis shareholders will be voting on a proposed reverse stock split at our annual meeting. We believe this is an important step towards meeting the requirements for NASDAQ listing, and we look forward to our anticipated return to that major stock exchange.
    "We're very pleased with our Q1 results, and we are confident that iBasis is on the right track to achieve its goals."


First Quarter Results for Trading and Retail Businesses:

($ in millions)                    Trading      Retail      Total
----------------------------------------------------------------------
Revenue                              $89.0       $21.8      $110.8
----------------------------------------------------------------------
Gross Profit(A)                      $10.6        $3.7       $14.3
----------------------------------------------------------------------
Gross Margin                          11.9%       17.0%       12.9%

(A) Net revenue less data communications and telecommunications costs


    Operational Milestones

    Minutes of use on The iBasis Network(TM) in the first quarter 2006 were 2.3 billion, a 34% increase over the 1.8 billion minutes carried in the first quarter 2005, and a 4% increase over the 2.3 billion minutes in the fourth quarter 2005. Average revenue per minute (ARPM) was 4.7 cents in the first quarter 2006, compared to 4.8 cents in the fourth quarter 2005. Average cost per minute (ACPM) declined to 4.1 cents in the first quarter from 4.2 cents in the fourth quarter 2005. Average margin per minute (AMPM) increased to 0.61 cents per minute in the first quarter, compared to 0.57 cents per minute in the fourth quarter 2005.
    iBasis ended the first quarter with 410 Trading customers, compared to 391 at the end of the fourth quarter 2005. New customers announced during the quarter included ETB, a national carrier in Colombia, and Sunrise, a leading provider of fixed, mobile, and Internet services in Switzerland.

    Guidance

    The Company believes that in 2006 it will:

    --  achieve revenue in the range of $480 to $500 million; and

    --  achieve EPS of $0.05 to $0.08.

    Planned expenditures for 2006 include $10 to $12 million in capital asset investments.


Reconciliation of GAAP Net Income to Adjusted EBITDA

In accordance with the requirements of Securities and Exchange Commission Regulation G, iBasis is presenting the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure and reconciling the Non-GAAP financial measure to the comparable GAAP measure.


                                         Three Months Ended March 31,
                                        ------------------------------
                                               (In thousands)
                                        ------------------------------
                                              2006            2005
----------------------------------------------------------------------
Net income                               $      1,643     $       190
Add/(less):
    Stock-based compensation                      272             ---
    Depreciation and amortization               1,566           1,720
    Interest expense (income), net               (318)          1,036
    Income taxes                                   11             ---
                                       -------------------------------
Adjusted EBITDA                          $      3,174     $     2,946
                                       ===============================

    About iBasis

    Founded in 1996, iBasis (OTCBB: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services, including the Pingo(R) web-based offering (www.pingo.com) and disposable calling cards that are sold through major distributors and available at retail stores throughout the U.S. iBasis customers include many of the largest telecommunications carriers, including AT&T, Cable & Wireless, China Mobile, China Unicom, MCI, Sprint, Skype, and Telefonica. iBasis carried 7.8 billion minutes of international voice over IP (VoIP) traffic in 2005, and is one of the largest carriers of international voice traffic in the world(1). For four consecutive years service providers have named iBasis the best international wholesale carrier in ATLANTIC-ACM's annual International Wholesale Carrier ReportCard(2). The Company can be reached at its worldwide headquarters in Burlington, Massachusetts, USA at 781-505-7500 or on the Internet at www.ibasis.com.

    iBasis and Pingo are registered marks, the global VoIP company and The iBasis Network are trademarks of iBasis, Inc. All other trademarks are the property of their respective owners.

    Except for historical information, all of the expectations, plans and assumptions contained in the foregoing press release, including those relating to the Company's upcoming shareholders' meeting and its plan to apply for relisting on NASDAQ, and its anticipated revenue, earnings per share and capital expenditures, constitute forward-looking statements under Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, (i) the Company's ability to execute its business plan; (ii) the Company's ability to meet the listing requirements of NASDAQ, (iii) the extent of adoption of the Company's services and the timing and amount of revenue and gross profit generated by these services; (iv) fluctuations in the market for and pricing of these services; and (v) the other considerations described as "Risk Factors" in the Company's most recent Forms 10-K and 10-Q, and the Company's other SEC filings. Such forward-looking statements are only as of the date they are made, and we have no current intention to update any forward-looking statements.

    Use of Non-GAAP Financial Measures

    Adjusted EBITDA Financial Disclosure

    iBasis defines Adjusted EBITDA as earnings before stock-based compensation, interest, taxes, depreciation and amortization. Investors are cautioned that the Adjusted EBITDA information contained in this press release is not a financial measure under United States Generally Accepted Accounting Principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because iBasis believes that it is helpful to some investors as a measure of the Company's operating trends. iBasis cautions investors that Non-GAAP financial information such as Adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare iBasis' results with the results from other reporting periods and with the results of other companies.

    Other Non-GAAP Financial Data

    The Company also provides other financial data in addition to providing financial results in accordance with GAAP. This data is not in accordance with, or an alternative to GAAP, and may be different from Non-GAAP financial data used by other companies. This Non-GAAP financial data includes average revenue per minute (ARPM), average cost per minute (ACPM) and average margin per minute (AMPM), which the Company believes provides useful information, to both its management and investors about the Company's current performance.

    (1)Telegeography 2005 data compared with iBasis 2004 traffic volume.

    (2)ATLANTIC-ACM International Wholesale Carrier Report Card -
2002, 2003, 2004, & 2005.


                             iBasis, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                                March 31, December 31,
                                                  2006        2005
                                               ----------- -----------
                                                     (Unaudited)
                    Assets

Cash, cash equivalents and short-term
 investments                                    $ 46,047    $  44,414
Accounts receivable, net                          52,067       47,641
Prepaid expenses and other current assets          3,489        2,676
Property and equipment, net                       13,735       11,754
Other assets                                         330          323
                                               ----------- -----------

    Total assets                                $115,668    $ 106,808
                                               =========== ===========

     Liabilities and Stockholders' Equity

Accounts payable                                $ 33,213    $  27,796
Accrued expenses                                  27,569       24,479
Deferred revenue                                  10,517        9,517
Current portion of long term debt                  1,629        1,598
Long term debt, net of current portion             1,798        2,216
Other long term liabilities                          796          916
                                               ----------- -----------

    Total liabilities                             75,522       66,522
Stockholders' equity                              40,146       40,286
                                               ----------- -----------

    Total liabilities and stockholders' equity  $115,668    $ 106,808
                                               =========== ===========




                             iBasis, Inc.
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)


                                                  Three Months Ended
                                                        March 31,
                                                     2006      2005
                                                   -------------------
                                                       (Unaudited)
Net revenue                                        $110,779  $ 88,672

Cost and operating expenses:
     Data communications and telecommunications
      (excluding depreciation and amortization) 96,462 76,301 Research and development (excluding stock-
      based compensation of $87 and $ 0)              3,153     3,132
     Selling and marketing (excluding stock-based
      compensation of $77 and $ 0)                    3,513     2,727
     General and administrative (excluding stock-
      based compensation of $108 and $ 0)             4,413     3,313
     Stock-based compensation                           272       ---
     Depreciation and amortization                    1,566     1,720

                                                   --------- ---------
       Total costs and operating expenses           109,379    87,193
                                                   --------- ---------

Income from operations                                1,400     1,479

     Interest income (expense), net                     318    (1,036)
     Other expenses, net                                (47)      (20)
     Foreign exchange loss                              (17)     (233)

                                                   --------- ---------
Income before provision for income taxes              1,654       190

Provision for income taxes                               11       ---
                                                   --------- ---------

Net income                                         $  1,643  $    190
                                                   ========= =========

Net income per share:
  Basic                                            $   0.02  $   0.00
  Diluted                                          $   0.02  $   0.00

Weighted average common shares outstanding:
  Basic                                              99,770    64,982
  Diluted                                           103,006    69,446




    CONTACT: iBasis, Inc.
             Media:
             Chris Ward, 781-505-7557
             cward@ibasis.net
             or
             Investors:
             Richard Tennant, 781-505-7409
             ir@ibasis.net